ARMOUR RESIDENTIAL REIT, INC.
ANNOUNCES AUGUST AND SEPTEMBER 2016 DIVIDENDS PER COMMON SHARE

VERO BEACH, Florida – July 29, 2016 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today announced the August and September 2016 cash dividends for the Company’s Common Stock.

August and September 2016 Common Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
August 2016	$0.22	August 15, 2016	August 29, 2016
September 2016	$0.22	September 15, 2016	September 27, 2016

Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Accordingly, ARMOUR may increase the amount of one or more announced dividends before the applicable record date or may declare supplemental dividends, if necessary, to meet this tax requirement. Dividends paid in excess of REIT taxable income for a fiscal year (including any taxable income carried forward from the previous year) will generally not be taxable to stockholders.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

- MORE -

ARMOUR Residential REIT, Inc. Announces August and September 2016 Dividends Per Common Share

July 29, 2016

Additional Information and Where to Find It
Updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company updates each month on http://www.armourreit.com. Additional information regarding the Company can be found at the SEC’s Internet site at http://www.sec.gov, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

- END -